Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


 Filed by Registrant [    ]
 Filed by Party other than the Registrant     [ X ]
 Check the appropriate box:
 [   ]  Preliminary Proxy Statement
 [ X ]  Definitive Proxy Statement
 [   ]  Definitive Additional Materials
 [   ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12
 [   ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14-6(e)(2)



                  INSITUFORM EAST, INCORPORATED

Payment of Filing Fee (Check the appropriate box):

     [ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
14a-6(i)(2) of Item 22(a)(2) of Schedule 14A.
     [   ]     $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
     [   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                      INSITUFORM EAST, INCORPORATED
                             3421 Pennsy Drive
                         Landover, Maryland  20785


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    FRIDAY, DECEMBER 8, 1995

To the Stockholders of
     Insituform East, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for the fiscal year ended June 30, 1995 will be held at the Ramada Hotel New Carrollton, 8500 Annapolis Road, New Carrollton, Maryland 20784 on Friday, December 8, 1995, at 10:00 o'clock a.m. local time, for the following purposes:

     1.   To elect Directors of the Corporation; and

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on October 12, 1995, as the Record Date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

     A copy of the Corporation's Annual Report for the fiscal year ended June 30, 1995, a Proxy and a Proxy Statement accompany this Notice.


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE CORPORATION'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.



                                   By Order of the Board of Directors,


                                   /s/ Robert F. Hartman
                                   Robert F. Hartman
                                        Secretary


Landover, Maryland
October 30, 1995

                  INSITUFORM EAST, INCORPORATED
                        3421 Pennsy Drive
                    Landover, Maryland  20785

                 ANNUAL MEETING OF STOCKHOLDERS
                        DECEMBER 8, 1995

                         PROXY STATEMENT

             SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for use at the Annual Meeting of Stockholders to be held at the Ramada Hotel New Carrollton, 8500 Annapolis Road, New Carrollton, Maryland, 20784 on Friday, December 8, 1995, at 10:00 o'clock a.m. local time, and any adjournments thereof (the "Meeting").

     Stockholders are requested to complete, sign and date the accompanying Proxy and return it promptly to the Company in the enclosed envelope. Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to or at the Meeting.

     Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted FOR the election as directors of the Company those nominees for director designated for election by holders of shares of Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; FOR the election as directors of the Corporation those nominees for director designated for election by holders of shares of Class B Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; and, if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

     The Board of Directors has fixed the close of business on October 12, 1995, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy, and Annual Report for the fiscal year ended June 30, 1995, are first being mailed to the Company's stockholders of record on or about October 30, 1995.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Proxy and the Notice of Annual Meeting will be paid by
the Company.   Additional solicitation by mail, telephone, telegraph or
personal solicitation may be done by directors, officers or regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock or Class B Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

               OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, there were outstanding 4,059,266 shares of Common Stock, par value four cents ($.04) per share (the "Common Stock"), and 297,596 shares of Class B Common Stock, par value four cents ($.04) per share (the "Class B Common Stock"), which are the only classes of stock of the Corporation outstanding. A quorum shall be constituted by the presence at the Meeting of a majority of the outstanding shares of Common Stock, or 2,029,634 of such shares, and a majority of the outstanding shares of Class B Common Stock, or 148,799 of such shares.

     Holders of shares of Common Stock have one vote per share on all matters on which stockholders are entitled to vote together, while holders of shares of Class B Common Stock have ten votes per share on all such matters. In addition, holders of shares of Class B Common Stock, voting separately as a class, are entitled to elect the remaining members of the Board of Directors after election of not less than 25% of such members (rounded, in the case of a fraction, to the next highest whole number) by the holders of shares of Common Stock, voting separately as a class. The affirmative vote of holders of a majority of each class of the Company's voting securities present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of each director.

                        SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following information is furnished with respect to each person or entity who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of the Record
Date:


                                                 Amount & Nature
Name & Address of                                 of Beneficial       Percent
Beneficial Owner             Title of Class         Ownership         of Class


CERBCO, Inc.                 Common Stock          1,100,000           27.1% 1/
3421 Pennsy Drive            Class B Common Stock    296,141           99.5% 1/
Landover, MD 20785

George Wm. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

Robert W. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

1/   Through its ownership of such percentages of the outstanding shares of Common Stock and Class B Common Stock, CERBCO, Inc. is entitled to cast 57.7% of all votes entitled to be cast on matters on which holders of shares of both classes of the Company's common stock vote together.

2/   Messrs. George Wm. Erikson and Robert W. Erikson own 37.2% and
42.4%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.


SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished with respect to all directors of the Company who were the beneficial owners of any shares of the Company's Common Stock or Class B Common Stock as of the Record Date, and with respect to all directors and officers of the Company as a group:

                                                       Amount & Nature of
                                                      Beneficial Ownership
Name of                                          Owned            Exercisable        Percent
Beneficial Owner             Title of Class     Outright            Options         of Class
George Wm. Erikson 1/        Common Stock        16,500              75,000           2.2%
Robert W. Erikson 1/         Common Stock          --                75,000           1.8%
Calvin G. Franklin           Common Stock          --                15,000           0.4%
Webb C. Hayes, IV            Common Stock          --                15,000           0.4%
Paul C. Kincheloe, Jr.       Common Stock          --                15,000           0.4%
Jack Massar                  Common Stock          --                75,000           1.8%
Thomas J. Schaefer           Common Stock        27,500              75,000           2.5%
All directors and officers   Common Stock        44,500             345,000           8.8%
as a group (11 persons,      Class B
including those named above) Common Stock          --                  --             0.0%

1/   Messrs. George Wm. Erikson and Robert W. Erikson own 37.2% and
42.4%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.


              PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of seven directors. Except as described below, the terms of all present directors expire upon the election and qualification of the directors to be elected at the Meeting. The directors elected at the Meeting will serve subject to the By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 1996, and until their respective successors shall have been duly elected and qualified.

     All of the seven persons presently serving as directors are nominees to be elected at the Meeting and are listed below. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies in favor of these nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees for the office director will not be available for election as director. However, should any of them become unwilling or unable to be nominated, it is intended that the individuals named in the enclosed Proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

     Two of the seven nominees for election to the Company's Board of Directors identified below have been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to these nominees. The remaining five nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to these nominees. Accordingly, the following list contains a designation as to those nominees to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common Stock:


                                                                               Class of
                                                                               Common Stock
Name, Age, Principal Occupation, Business Experience          First Became     For which
               and Directorships                               A Director      Nominated
George Wm. Erikson, Age 53 (1)                                    1984         Class B Common Stock
 Chairman, member of the Chief Executive Officer Committee
 and General Counsel since 1986, Chairman of the Board of
 Directors from 1985 to 1986; CERBCO, Inc. -- Chairman,
 General Counsel and Director since 1988; CERBERONICS,
 Inc. -- Vice Chairman since 1988, Chairman from 1979 to
 1988, Secretary from 1976 to 1988, General Counsel since
 1976  and Director since  1975; Capitol Copy Products,
 Inc. -- Chairman, General Counsel and Director since 1987.

Robert W. Erikson, Age 50 (1)                                     1985         Class B Common Stock
 President since September 1991, Vice Chairman and member of the Chief Executive Officer Committee since 1986, Vice
 Chairman of the Board of Directors from 1985 to 1986; CERBCO,
 Inc. -- President, Vice Chairman and Director since 1988;
 CERBERONICS, Inc. -- Chairman since 1988, President from
 1977 to 1988 and Director since 1974; Capitol Copy Products,
 Inc. -- Vice Chairman and Director since 1987; Palmer National
 Bankcorp, Inc. and The Palmer National Bank -- Director since
 1983.

Calvin G. Franklin, Age 65                                        1994         Common Stock
 President and Chief Executive Officer of Engineering Systems
 Consultants, Inc. since 1992; Commanding General of D.C.
 National Guard from 1981 to 1992; Director of Columbia First
 Bank since 1989; Director of Signet Bank, N.A. from 1985 to
 1989; retired Major General, U.S. Army.

Webb C. Hayes, IV, Age 47 (3)                                     1994         Class B Common Stock
 Chairman of the Board of Palmer National Bankcorp., Inc. and
 The Palmer National Bank since 1985, President and Chief
 Executive Officer since 1983; Director of CERBCO, Inc. since
 1991; Director of Capitol Copy Products, Inc. since 1992; Director of the  Federal Reserve Bank of Richmond from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 54                                    1994         Class B Common Stock
 Practicing attorney and real estate investor since 1967; Partner in the law firm of Kincheloe and Schneiderman since 1983;
 Director of CERBCO, Inc. since 1991;  Director of Capitol Copy
 Products, Inc. since 1992; Director of Herndon Federal Saving &
 Loan from 1970 to 1983; Director of First Federal Savings & Loan of Alexandria from 1983 to 1989.

Jack Massar, Age 70 (2) (3)                                        1991        Class B Common Stock
 Independent business consultant since 1991; President of
 Insituform Technologies, Inc. (formerly Insituform of North
 America, Inc.) from 1984 to 1991 (retired January 1991), Director from 1983 to 1987; President and Director of NuPipe, Inc. from
 1988 to 1991; Director of Insituform Mid-America, Inc. from 1983 to 1991; Director of Wellington Leisure Products, Inc. from 1991 to 1994.

Thomas J. Schaefer, Age 57 (2) (3)                                 1981        Common Stock
 President, Chief Executive Officer and Director of Columbia First
 Bank since 1988; President and Chief Executive Officer of Signet
 Bank, N.A. from 1981 to 1988 and Director of Signet Bank, N.A.
 from 1978 to 1988; Director of CERBCO, Inc. from July 1990 to
 November 1990.

(1) Messrs. George Wm. Erikson and Robert W. Erikson are brothers.
(2) Member of Audit Committee.
(3) Member of Stock Option Committee.
                                       - 4 -

                    COMMITTEES OF THE BOARD OF DIRECTORS
                         AND MEETING ATTENDANCE

       The Board of Directors has an Audit Committee and a Stock Option Committee. The names of the committees' members are indicated in the table above. The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

       The Audit Committee, among its functions, reviews the Corporation's financial policies and accounting systems, reviews the scope of the independent public accountants' audit, and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The Audit Committee meets with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

       The Stock Option Committee administers the 1985 Employee Stock
Option Plan.   Generally, the Stock Option Committee has the authority
to determine, subject to the provisions and conditions of this plan, to whom options are granted, the number of shares to be subject to the options and the terms and conditions thereof, including the duration of the options and the times at which they become exercisable.

       During the fiscal year ended June 30, 1995, the Board of Directors met on four occasions. The Audit Committee met on two occasions. The Stock Option Committee did not meet during the fiscal year. Each incumbent director attended more than 75% of both (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.


EXECUTIVE OFFICERS OF THE COMPANY

       The following table sets forth the name, age, position(s) held and business experience of the individuals who were executive officers, but not directors, of the Company throughout fiscal year 1995. Information concerning Messrs. George Wm. Erikson and Robert W. Erikson, who were executive officers and directors, is provided under the section entitled "Present Directors Who are Nominated for Re-election."

Raymond T. Verrey, Age 49
  Vice President, Treasurer and Chief Financial Officer since 1988, Principal Accounting Officer since 1987; employed by Touche Ross & Co. from 1975 to 1987, serving as an Audit Manger from 1981 to 1987.

John F. Mulhall, Age 49
  Vice President of Sales and Marketing since 1988; Director of Sales and Marketing from 1987 to 1988; employed by Translogic
  Corporation, a material conveying system manufacturer, from 1972 to 1986, serving as Eastern Regional Manager from 1979 to 1987.

Gregory Laszczynski, Age 41
  Vice President of Operations since 1989, Director of Operations from 1987 to 1989; employed by FMC Corporation from 1984 to 1987, serving as a Project Engineer.

Robert F. Hartman, Age 48
  Vice President of Administration and Secretary since 1991; Vice President and Controller of CERBCO, Inc. since 1988; Vice President and Treasurer of CERBERONICS, Inc. since 1988; employed by Dynamac International, Inc. from 1985 to 1988, serving as Controller; employed by CERBERONICS, Inc. from 1979 to 1985, serving as Vice President and Treasurer from 1984 to 1985.

                         EXECUTIVE COMPENSATION

JOINT COMPENSATION REPORT BY:
THE BOARD OF DIRECTORS AND THE STOCK OPTION COMMITTEE

GENERAL

       Pursuant to the Company's By-laws, the Chief Executive Officer Committee (the "CEOC") -- consisting of the Chairman, the Vice Chairman, the President, and such other officers of the Corporation as may from time to time be determined by the Board -- performs the functions of the Chief Executive Officer of the Company. Since August 30, 1991, the CEOC has consisted of George Wm. Erikson, Chairman, and Robert W. Erikson, Vice Chairman and President.

       The Company does not have a compensation committee. The CEOC, with the annual review and oversight of the Board, determines the compensation for all officers of the Company except the members of the CEOC. The Board as a whole, considers compensation arrangements proposed by and for members of the CEOC, and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEOC. When considering CEOC compensation arrangements, Board review may be conducted with or without the presence (or participation) of the CEOC members who are also members of the Board as the Board deems appropriate under the circumstances. Resolutions of the Board altering CEOC compensation arrangements, in any material way, are voted upon by the Board with such CEOC members abstaining. A second vote is then taken with all directors participating.

PHILOSOPHY

       The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including the CEOC members) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and
(iii) recognizing and rewarding individual initiative and achievement. The Board and CEOC believe that management compensation should be set at levels that are competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the view of the Board and the CEOC members that the compensation of management should have a significant component which is contingent upon the Company's level of performance thereby encouraging executive officers to enhance the profitability of the Company and thus increase shareholders' value by aligning closely the financial interests of the Company's executive officers and those of its shareholders. The Board reviews on an annual basis the compensation arrangements of the Company's executive officers to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

       The compensation program for the Company's officers, including members of the CEOC, consists of: (a) base salary; (b) incentive cash bonuses; and (c) compensation pursuant to plans.

       Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

       (a) Base Salary. Typically, the base salary level for each executive officer (including members of the CEOC) is considered annually in September and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEOC is empowered to adjust the annual base salary level of executive officers (other than members of the CEOC) at other times during the year should it deem any such adjustments appropriate, with such adjustments included in the annual officer compensation review and approvals conducted by the Board each September.

       The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location.

       Applying the Company's compensation philosophy during the annual review in September 1994, it was the judgment of the CEOC and the Board that the base salary of each executive officer (including members of the CEOC) should be increased by 3% effective October 1, 1994.

       (b) Incentive Cash Bonuses. In addition to base compensation, the Board annually considers, at its sole discretion, the award of an annual return-on-investment ("ROI") incentive cash bonus for each of the officers of the Company (including members of the CEOC). The incentive bonus amount, if approved by the Board at the annual September review following the fiscal year in which the ROI bonus is earned, is calculated by multiplying the Company's annual ROI percentage (net earnings divided by weighted average equity less current earnings) times the base compensation paid to the officers over the fiscal year. The maximum annual individual incentive bonus eligible to any officer is limited to an upper cap of 30% of the officers's base compensation. The underlying concept of the ROI bonus is to have officer incentive compensation rise and fall in direct parallel with the Company's overall profitability results obtained by the officers on behalf of the shareholders.

       For the fiscal year ended June 30, 1995, the individual ROI bonus rate was 16.0%, and bonuses were awarded to each of the officers at this rate.

       (c) Compensation Pursuant to Plans. Officers of the Company (including members of the CEOC), are eligible to participate in the Employee Advantage Plan (profit sharing plan) and the 1985 Employee Stock Option Plan (the "Employee Stock Option Plan"). Participation in, and benefits acquired under, the Employee Advantage Plan are on a nondiscretionary formula basis applicable to all employees. Stock option awards to any employee, including any officer, are discretionary and determined by the Company's Stock Option Committee, which in fiscal year 1995 consisted of Messrs. Schaefer, Massar and Hayes. The Stock Option Committee must consider the following factors, articulated in the Stock Option Plan and consistent with the Company's compensation philosophy: (i) the duties and responsibilities of eligible employees;
(ii) their past and prospective contributions to the success of the Company, and (iii) the extent to which they are performing, and will continue to perform, outstanding service for the benefit of the Company.

       No options available under this plan were granted to, or exercised by, any officers of the Company during fiscal year 1995.

COMPENSATION OF MEMBERS OF THE CEOC

       On September 9, 1994, the Board approved a 3% increase in base annual salary from $188,786 to $194,450, effective October 1, 1994, for each current member of the CEOC, namely, George Wm. Erikson and Robert
W. Erikson (see Summary Compensation Table). Approval came after a review of total compensation conducted without members of the CEOC present. The decision made by the Board to increase the base annual salary by 3% for the CEOC members was subjective, taking into account the philosophical aim of setting executive compensation, and was not based upon any particular performance criteria. A resolution of the Board to increase the base annual salary was voted upon twice by the Board, without and with CEOC members voting. As discussed in the prior section, the incentive cash bonus component of compensation is tied to the Company's overall profitability for a given fiscal year. The members of the CEOC, like the other officers of the Company, received cash incentive bonuses of 16.0% of their paid base compensation. No stock options were granted to either George Wm. Erikson or Robert W. Erikson pursuant to the Employee Stock Option Plan.

       In approving the compensation of the CEOC members, the Board takes into account that while George Wm. Erikson and Robert W. Erikson devote the predominate portion of their time and effort to the Company they also devote a portion of their time and effort to the parent company, CERBCO, Inc., and to its majority-owned subsidiary, Capitol

Copy Products, Inc. The Board believes the base salary levels set for George Wm. Erikson and Robert W. Erikson are commensurate with the the time and effort devoted to the activities of, and their duties and responsibilities with, the Company.

The Board of Directors                       The Stock Option Committee

George Wm. Erikson                           Webb C. Hayes, IV
Robert W. Erikson                            Jack Massar
Calvin G. Franklin                           Thomas J. Schaefer
Webb C. Hayes, IV
Paul C. Kincheloe, Jr.
Jack Massar
Thomas J. Schaefer


SUMMARY COMPENSATION

  The following table sets forth information concerning the compensation paid by the Company to each of the named executive officers for the fiscal years ended June 30, 1995, 1994 and 1993:

SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation

                                            Annual Compensation                          Awards          Payouts

Name and                                            Other Annual  Total Annual  Restricted    Options/    LTIP      All Other
Principal             Fiscal  Salary ($)  Bonus($)  Compensation  Compensation  Stock Awards    SARs     Payouts  Compensation
Position               Year                            ($) 2/          ($)          ($)         (#)        ($)       ($) 3/
George Wm. Erikson     1995    $196,555   $31,457        $0          $228,012       $0         15,000      $0       $12,033
 Chairman &            1994     188,559     2,086         0           190,645        0         15,000       0        19,683
 General Counsel 1/    1993     188,000         0         0           188,000        0         15,000       0        20,004

Robert W. Erikson      1995    $196,555   $31,457        $0          $228,012       $0         15,000      $0       $10,118
 President 1/          1994     188,559     2,086         0           190,645        0         15,000       0        18,322
                       1993     188,000         0         0           188,000        0         15,000       0        19,968

John F. Mulhall        1995    $114,993   $18,404        $0          $133,397       $0              0      $0       $ 7,926
 Vice President of     1994     110,322     1,221         0           111,543        0              0       0         9,251
 Sales & Marketing     1993     111,156         0         0           111,156        0              0       0        11,736

Gregory Laszczynski    1995    $109,756   $17,564        $0          $127,320       $0              0      $0       $ 8,308
 Vice President of     1994     105,297     1,165         0           106,462        0              0       0         9,649
 Operations            1993      97,039         0         0            97,039        0              0       0        10,192

Raymond T. Verrey      1995    $ 94,076   $15,056        $0          $109,132       $0              0      $0       $ 6,859
 Vice President &      1994      90,254       998         0            91,252        0              0       0         7,837
 Chief Financial       1993      94,154         0         0            94,154        0              0       0         9,727
 Officer

Robert F. Hartman      1995    $ 83,664   $13,390        $0          $ 97,054       $0              0      $0       $ 5,754
 Vice President of     1994      80,254       888         0            81,142        0              0       0         6,632
 Administration &      1993      78,461         0         0            78,461        0              0       0         7,648
 Secretary

1/ The Company's Chief Executive Officer Committee, consisting of the Chairman and President, exercises the duties and responsibilities of the Chief Executive Officer of the Company.

2/ None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.

3/ Contributions to the IEI Advantage Plan, as described on pages 9 and 10.

COMPENSATION PURSUANT TO PLANS

Insituform East Employee Advantage Plan

      Insituform East maintains a noncontributory profit sharing (retirement) plan, the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"), in which all employees not covered by a collective bargaining agreement and employed with Insituform East for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Insituform East Board of Directors which determines, at its discretion, the amount of Insituform East's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of Insituform East, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with social security. Each participating employee is allocated a portion of Insituform East's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation paid above FICA limits. Discretionary amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% vests) and are fully vested after seven years of service.

Names and Capacities in Which          Contributions for         Vested Percent
Cash Contributions Were Made          Fiscal Year 1995 1/        as of 10/12/95
George Wm. Erikson, Chairman                $10,118                    100%

Robert W. Erikson, President                 10,118                    100%

John F. Mulhall, Vice President of
 Sales & Marketing                            7,263                    100%

Gregory Laszczynski, Vice President
 of Operations                                6,815                    100%

Raymond T. Verrey, Vice President &
 Chief Financial Officer                      5,475                    100%

Robert F. Hartman, Vice President of
 Administration & Secretary                   4,586                     40%

All executive officers as a group
 (6 persons)                                $44,375                     N/A


1/    Total contributions to employees of $212,646 include Insituform
East's contribution of $183,489 and reallocated amounts totaling $29,157 forfeited by former participants who terminated employment with Insituform East during fiscal year 1995.


 The IEI Advantage Plan includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. During the fiscal year ended June 30, 1995, Insituform East contributed an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts.

Names and Capacities in Which          Contributions for         Vested Percent
Cash Contributions Were Made          Fiscal Year 1995           as of 10/12/95
George Wm. Erikson, Chairman                $1,915                     100%

Robert W. Erikson, President                    -0-                    100%

John F. Mulhall, Vice President of
 Sales & Marketing                             633                     100%

Gregory Laszczynski, Vice President
 of Operations                               1,493                     100%

Raymond T. Verrey, Vice President &
 Chief Financial Officer                     1,384                     100%

Robert F. Hartman, Vice President of
 Administration & Secretary                  1,168                     100%

All executive officers as a group
 (6 persons)                                $6,623                      N/A


1985 Employee Stock Option Plan

      The Company adopted, with stockholder approval at the 1985 Annual Meeting of Stockholders, the Insituform East, Incorporated 1985 Employee Stock Option Plan. The purpose of the plan is to advance the growth and development of the Company by affording an opportunity to employees of the Company to purchase shares of the Company's Common Stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. Any employee of the Company who is employed on a full-time basis is eligible for participation. The plan is administered by the Stock Option Committee consisting of Messrs. Thomas
J. Schaefer, Jack Massar and Webb C. Hayes, IV.

      During fiscal year 1995, no options were granted to executive officers of the Company. All options granted under this plan in past years expired prior to June 30, 1995.

1989 Board of Directors Stock Option Plan

      The Company adopted, with stockholder approval at the 1989 Annual Meeting of Stockholders, the Insituform East, Incorporated 1989 Board of Directors Stock Option Plan (the "1989 Directors' Plan"). The purpose of the plan was to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. Options were first granted to directors on December 1, 1989 and each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1990, 1991, 1992 and 1993. No further options are anticipated to be granted under this plan.

      Each grant of options under the plan entitles each director to whom such options were granted the right to purchase 15,000 shares of the Company's Common Stock at a designated option price, anytime and from time to time, within five years from the date of grant. Options previously granted, which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. The plan will terminate in 1999, unless terminated sooner by the Board of Directors. Under the terms of this plan, 240,000 shares of Insituform East Common Stock remain reserved for the directors of Insituform East.

      No options available under this plan were exercised by directors of the Company during fiscal year 1995.

1994 Board of Directors Stock Option Plan

      The Company adopted, with stockholder approval at the 1994 Annual Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of Directors Stock Option Plan (the "1994 Directors' Plan). The purpose of the plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The Plan is administered and options are granted by the Board of Directors. Under the terms of this plan, up to 525,000 shares of Common Stock have been reserved for the directors of the Company.

      Each grant of options under the plan will entitle each director to whom such options are granted the right to purchase 15,000 shares of the Company's Common Stock at a designated option price, anytime and from time to time, within five years from the date of grant. Options are granted under the 1994 Directors' Plan each year for five years to each member of the Board of Directors serving as such on the date of grant; i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of the Company), over a five year period.

      On December 9, 1994, options on a total of 105,000 shares of Common Stock were granted to directors of the Company (options on 15,000 shares to each of seven directors) at a per share price of $2.625. No options available under this plan were exercised by directors of the Company during fiscal year 1995.

OPTIONS/SAR GRANTS

      No option or Stock Appreciation Right grants were made to any of the named executive officers during fiscal year 1995 under the 1985 Employee Stock Option Plan or the 1989 Board of Directors' Stock Option Plan. The following table sets forth information concerning options granted to each of the named executive officers, who are also directors, during fiscal year 1995 under the 1994 Board of Directors' Stock Option Plan.

                 OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realized Value
                                                                                          at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                               Individual Grants                                              for Option Term
                                            % of Total
                                            Options/SARs
                             Option/         Granted to      Exercised or
                              SARs          Employees in      Base Price     Expiration
Name                       Granted (#)       Fiscal Year       ($/Share)        Date       5% ($)       10% ($)
George Wm. Erikson          15,000 1/           14%             $2.625         12/9/99     $10,875      $24,045

Robert W. Erikson           15,000 1/           14%             $2.625         12/9/99     $10,875      $24,045

1/    Option grants under the 1994 Directors' Plan, as described on pages 10 and 11.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE

       All option or Stock Appreciation Right grants made under the 1985 Employee Stock Option Plan have expired prior to fiscal year 1995. No option or Stock Appreciation Right grants made under the 1989 or 1994 Board of Directors' Stock Option Plans to any of the named executive officers were exercised during fiscal year 1995. The following table sets forth information concerning option or Stock Appreciation right grants held by each of the named executive officers, who are also directors, as of June 30, 1995.

            AGGREGATED OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      AND FY-END OPTIONS/SAR VALUES


                                                              Number of Unexercised              Value of Unexercised
                                                                   Options/SARs              In the Money Options/SARs
                                                                   at FY-End (#)                   at FY-End ($)
                         Shares Acquired      Value
Name                     on Exercise (#)    Realized ($)      Exercisable    Unexercisable    Exercisable    Unexercisable
George Wm. Erikson            0                 $0              75,000 1/         0            $55,313            $0

Robert W. Erikson             0                 $0              75,000 1/         0            $55,313            $0

1/    Options exercisable under the 1989 and 1994 Directors' Plans, as described on pages 10 and 11.

REPRICING OF OPTIONS/SARs

       The Company has not adjusted or amended the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 1995.

LONG-TERM INCENTIVE PLAN AWARDS

       The Company does not have a long-term incentive plan.

DEFINED BENEFIT OR ACTUARIAL PLANS

       The Company does not have any defined benefit or actuarial plans.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

       There are no employment contracts between the Company and any named executive officer. There are no arrangements between the Company and any named executive officer, or payments made to an executive officer, that resulted, or will result, from the resignation, retirement or other termination of employment with the Company, in an amount that exceeded $100,000.

COMPENSATION OF DIRECTORS

       Non-officer directors of the Company are paid an annual fee of $5,000 plus $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are salaried employees do not receive separate fees for service as directors but are eligible with all other directors to participate in the 1989 and 1994 Board of Directors' Stock Option Plans, as described under the section entitled "Compensation Pursuant to Plans." All directors of the Company are reimbursed for Company travel-related expenses.

       Mr. Jack Massar, a director of the Company since 1991, has a consulting agreement with the Company. Mr. Massar received $49,000 from the Company for services rendered pursuant to this agreement during fiscal year 1995. Mr. Massar is also reimbursed for travel-related expenses in connection with this agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Company's Board of Directors does not have a compensation committee; the Board of Directors serves in that capacity. Messrs. George Erikson and Robert W. Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and President, respectively, participate in, and during fiscal year 1995 participated in, deliberations of the Board of Directors concerning executive officer compensation.

       Messrs. George Wm. Erikson and Robert W. Erikson are both members of the Board of Directors and executive officers of CERBCO, Inc. In their capacity as directors of CERBCO, Inc., they participate in, and during fiscal year 1995 participated in, deliberations of the CERBCO, Inc. Board of Directors concerning executive officer compensation for CERBCO, Inc.

       Mr. Robert W. Erikson serves, and served during fiscal year 1995, as a member of the Compensation Committee of the Board of Directors of Palmer National Bancorp, Inc. and The Palmer National Bank. Mr. Webb C. Hayes, IV, a director of the Company and director of CERBCO, Inc. who participates in, and during fiscal year 1995 participated in, deliberations of the Company's Board of Directors and the CERBCO, Inc. Board of Directors concerning executive officer compensation for the Company and CERBCO, Inc., is Chairman of the Board, President and an executive officer of Palmer National Bancorp, Inc. and The Palmer National Bank.

PERFORMANCE GRAPH

       The following graph compares the total stockholder return on the Company's Common Stock to the Total Return Index for the NASDAQ Stock Market (U.S. companies) and to a Peer Group Index based on NASDAQ Stocks SIC Code 162, "Heavy Construction, Except Highway," for the last five fiscal years.

           Comparison of Five-Year Cumulative Total Returns
                        Performance  Report for
                     Insituform East, Incorporated

Company Index:    CUSIP       Ticker      Class       SIC       Exchange
                  457662104   INEI                    1620      NASDAQ

                  Fiscal Year-end is 06/30/95

Market Index:     Nasdaq Stock Market (U.S. Companies)

Peer Index:       NASDAQ Stocks (SIC 1620-1629 US + Foreign)
                  Heavy Construction, Except Highway and Street Construction


Date        Company        Market         Market         Peer           Peer
            Index          Index          Count          Index          Count

06/29/90    100.000        100.000        4082           100.000        13
07/31/90     94.118         94.973        4078            86.071        13
08/31/90     67.647         82.976        4071            72.987        13
09/28/90     64.706         75.107        4044            66.052        13
10/31/90     52.941         72.149        4018            59.037        15
11/30/90     52.941         79.033        3987            66.830        15
12/31/90     47.059         82.456        3970            61.437        15
01/31/91     47.059         91.597        3937            61.837        15
02/28/91     85.294        100.407        3923            78.541        15
03/28/91    105.882        107.125        3910            89.666        15
04/30/91    141.176        107.804        3872            94.749        15
05/31/91    141.176        112.752        3871            89.786        13
06/28/91     95.332        105.885        3894            85.673        13
07/31/91    113.207        112.153        3893            83.586        13
08/30/91    108.738        117.726        3907            85.000        13
09/30/91    163.852        118.158        3911            90.167        13
10/31/91    134.061        122.075        3924            91.953        12
11/29/91    128.103        117.983        3936            94.295        12
12/31/91    134.061        132.386        3944           101.085        11
01/31/92    137.040        140.128        3954           108.660        11
02/28/92    134.061        143.302        3958           111.720        11
03/31/92    101.290        136.538        3970           108.823        12
04/30/92     89.374        130.680        3969           108.328        12
05/29/92     95.332        132.380        3957           112.393        12
06/30/92     87.586        127.205        3935           112.671        12
07/31/92     90.607        131.707        3899           105.845        12
08/31/92    120.809        127.682        3880           106.664        11
09/30/92    108.728        132.428        3878           105.563        11
10/30/92     96.647        137.645        3890           112.532        11
11/30/92    129.870        148.594        3906           136.938        11
12/31/92    120.809        154.066        3930           143.783        10
01/29/93    117.789        158.451        3918           136.819        10
02/26/93     96.647        152.541        3949           135.521        11
03/31/93     87.586        156.956        3973           120.307        11
04/30/93     81.546        150.257        4007           120.849        11
05/28/93     75.506        159.234        4035           112.665        11

06/30/93     70.788        159.970        4072            107.829       11
07/30/93     58.477        160.161        4104            105.319       12
08/31/93     56.938        168.438        4139            111.636       12
09/30/93     53.861        173.454        4175            110.076       12
10/29/93     63.095        177.358        4223            118.621       12
11/30/93     67.710        172.077        4306            112.291       12
12/31/93     58.477        176.873        4378            101.665       12
01/31/94     61.555        182.233        4402            109.037       12
02/28/94     67.710        180.574        4441            114.827       12
03/31/94     73.866        169.454        4493            114.021       12
04/29/94     70.788        167.256        4522            112.964       12
05/31/94     64.633        167.674        4561            112.527       12
06/30/94     62.786        161.562        4574            108.602       12
07/29/94     62.786        164.874        4592            105.261       12
08/31/94     62.786        175.379        4609            108.808       13
09/30/94     65.925        174.933        4610            108.874       13
10/31/94     59.647        178.341        4631            111.039       13
11/30/94     72.204        172.408        4647            104.046       13
12/30/94     62.786        172.936        4651            107.976       13
01/31/95     69.065        173.898        4639            116.201       13
02/28/95     81.622        183.055        4642            119.399       13
03/31/95     75.343        188.390        4637            114.246       13
04/28/95     87.901        194.433        4648            117.373       12
05/31/95     106.736        99.523        4645            124.951       12
06/30/95     111.427       215.365        4662            125.426       12

The index level for all series was set to 100.0 on 06/29/90

                     CERTAIN BUSINESS RELATIONSHIPS

  Mr. Thomas J. Schaefer, a director of the Company since 1981, is President, Chief Executive Officer and a Director of Columbia First Bank. The Company has a commercial banking relationship with Columbia First Bank including a $3,000,000 revolving line of credit which presently extends through December 31, 1996. Management of the Company believes that Columbia First Bank's fees for commercial banking services are competitive with fees charged by other area banks.

              APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Deloitte & Touche LLP was engaged to audit the financial statements of the Company for the fiscal year ended June 30, 1995. A representative of Deloitte & Touche LLP will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from any stockholders present at the Meeting.

  The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1996. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 1996.

                              OTHER MATTERS

  The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                 ANNUAL REPORT AND FINANCIAL STATEMENTS

  Financial statements of the Company are contained in the Company's Annual Report for the fiscal year ended June 30, 1995, a copy of which is enclosed herewith.

             DEADLINE FOR SUBMITTING STOCKHOLDERS PROPOSALS
       FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                WITH THE FISCAL YEAR 1996 ANNUAL MEETING

  A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 1996 must be received no later than June 30, 1996, in order to be included in the Company's Proxy Statement for that meeting. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

  A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.


                                         By Order of the Board of Directors,


                                         /s/ Robert F. Hartman
                                             Robert F. Hartman
                                             Secretary
Landover, Maryland
October 30, 1995

******************************APPENDIX******************************

                      INSITUFORM EAST, INCORPORATED

                            3421 Pennsy Drive

                        Landover, Maryland  20785

                             (301) 386-4100

            ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 8, 1995

                      PROXY - CLASS B COMMON STOCK

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints G. Wm. Erikson and R. W. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side hereof, all the shares of Class B Common Stock of INSITUFORM EAST, INCORPORATED (the "Corporation"), held of record by the undersigned on October 12, 1995, at the Annual Meeting of Stockholders to be held on December 8, 1995 or any adjournments thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                      (Continued and to be signed on reverse side).

Please mark box    or  x  in blue or black ink.

1.  Proposal-Election of Directors      FOR all nominees listed    WITHHOLD authority
                                        below (except as marked    to vote for all nominees
                                        to the contrary)           listed below

                    G.Wm. Erikson, R.W. Erikson, W.C. Hayes, IV,
                    P.C. Kincheloe, Jr. and J. Massar

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

__________________________________________________________________________

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         * Signature(s) should be exactly as name(s)
                           appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.


                                     Dated: _________________________, 1995

                                     * Signature ____________________________

                                     * Signature ____________________________

PLEASE SIGN, DATE, AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                      INSITUFORM EAST, INCORPORATED

                            3421 Pennsy Drive

                        Landover, Maryland  20785

                             (301) 386-4100

            ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 8, 1995

                          PROXY - COMMON STOCK

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints G. Wm. Erikson and R. W. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of INSITUFORM EAST, INCORPORATED (the "Corporation"), held of record by the undersigned on October 12, 1995, at the Annual Meeting of Stockholders to be held on December 8, 1995 or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                              (Continued and to be signed on reverse side).

Please mark box    or  x  in blue or black ink.

1.  Proposal-Election of Directors      FOR all nominees listed    WITHHOLD authority
                                        below (except as marked    to vote for all nominees
                                        to the contrary)           listed below

                           C.G. Franklin and T.J. Schaefer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

___________________________________________________________________________

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                   *Signature(s) should be exactly as
                                   name(s) appearing on your
                                   certificate.  If stock is held
                                   jointly, each holder should sign.  If
                                   signing is by attorney, executor,
                                   administrator, trustee, guardian or
                                   corporate officer, etc., please give
                                   your full title as such.


                                   Dated: _________________________, 1995

                                   * Signature ____________________________

                                   * Signature ____________________________

PLEASE SIGN, DATE, AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

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